Ameriprise Financial, Inc. Minneapolis, MN NYSE: AMP January 29, 2026

Ameriprise Financial Reports
Fourth Quarter and Full Year 2025 Results

Earnings Per Diluted Share			Return on Equity, ex AOCI (1)
	Q4 2025	FY 2025		Q4 2025
GAAP	$10.47	$36.28	GAAP	49.1%
Adjusted Operating	$10.83	$39.29	Adjusted Operating	53.2%

•Fourth quarter adjusted operating earnings per diluted share increased 16 percent to a record $10.83. Results reflected continued asset growth and expense discipline.
•Full year 2025 adjusted operating earnings per diluted share increased 14 percent to $39.29.
•Fourth quarter GAAP net income per diluted share was $10.47 compared to $10.58 a year ago. Full year 2025 GAAP net income per diluted share was $36.28 compared to $33.05 in 2024.
•Assets under management, administration and advisement reached a record high of $1.7 trillion, up 11 percent.
•Adjusted operating net revenues increased 10 percent to
$4.9 billion primarily from asset growth and strong client engagement.
•Pretax adjusted operating margin was very strong at
27 percent.
•The company increased its return of capital to shareholders to $1.1 billion or 101 percent of adjusted operating earnings in the quarter and $3.4 billion or 88 percent of adjusted operating earnings for the full year, reinforcing its substantial free cash flow generation and capital return track record.
•Balance sheet fundamentals remained excellent with significant excess capital and holding company available liquidity, as well as a best-in-class adjusted operating return on equity of 53 percent.(1)
•Ameriprise Financial was recognized as a Top 250 firm on the Wall Street Journal Best-Managed Companies of 2025 ranking.
•Ameriprise Financial ranked in the top 50 for TIME’s 2026 list of America’s Most Iconic Companies highlighting the firm’s enduring legacy, industry leadership and positive impact on clients, advisors, employees and communities.

Perspective from Jim Cracchiolo, Chairman and Chief Executive Officer
“Ameriprise delivered a record fourth quarter with robust client activity, resulting in one of our best quarters for client inflows and strong asset growth. Our disciplined execution and excellent client experience are driving meaningful growth.

We generated all-time highs for revenue, earnings and EPS for both the quarter and the full year, and our return on equity continued to be best in class.

Leveraging our strong capital position, we increased our return to shareholders in the fourth quarter to more than 100% of adjusted operating earnings.

Building on our significant marketplace recognition, Ameriprise was honored to be the highest ranked diversified financial services firm on TIME’s list of “America’s Most Iconic Companies for 2026.”

(1) Return on equity excluding AOCI is calculated on a trailing 12-month basis.

Ameriprise Financial, Inc.
Fourth Quarter Summary
	Quarter Ended December 31,		% Better/ (Worse)	Year-to-date December 31,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2025	2024		2025	2024
GAAP net income	$1,008	$1,071	(6)%	$3,563	$3,401	5%
Adjusted operating earnings (see reconciliation on p. 24 & 25)	$1,043	$947	10%	$3,858	$3,535	9%

GAAP net income per diluted share	$10.47	$10.58	(1)%	$36.28	$33.05	10%
Adjusted operating earnings per diluted share (see reconciliation on p. 24 & 25)	$10.83	$9.36	16%	$39.29	$34.35	14%

GAAP Return on Equity, ex. AOCI	49.1%	49.7%		49.1%	49.7%
Adjusted Operating Return on Equity, ex. AOCI (see reconciliation on p. 27)	53.2%	51.6%		53.2%	51.6%

Weighted average common shares outstanding:
Basic	94.8	99.2		96.7	101.0
Diluted	96.3	101.2		98.2	102.9

Fourth quarter 2025 GAAP results included unfavorable market impacts on the valuation of derivatives and market risk benefits, while the prior-year quarter included favorable market impacts on the valuation of derivatives and market risk benefits.

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
	Quarter Ended December 31,		% Better/ (Worse)
(in millions, unaudited)	2025	2024
Adjusted operating net revenues	$3,162	$2,834	12%

Distribution expenses	1,757	1,563	(12)%
Interest and debt expense	15	10	(50)%
General and administrative expenses	464	438	(6)%
Adjusted operating expenses	2,236	2,011	(11)%
Pretax adjusted operating earnings	$926	$823	13%

Pretax adjusted operating margin	29.3%	29.0%	30 bps

	Quarter Ended December 31,		% Better/ (Worse)
(in billions, unless otherwise noted)	2025	2024
Total client assets	$1,165	$1,029	13%
Total client net flows	$13.3	$11.3	18%
Wrap assets	$670	$574	17%
Wrap net flows	$12.1	$11.1	9%
Cash sweep balances	$29.9	$29.8	—%
Adjusted operating net revenue per advisor (TTM in thousands)	$1,122	$1,037	8%

Advice & Wealth Management generated strong underlying growth and performance with record pretax adjusted operating earnings of $926 million, up 13 percent, with a margin of 29.3 percent. Core earnings increased in the mid-20 percentage range, benefiting from higher client assets and well-controlled expenses, while spread earnings increased very modestly.
Adjusted operating net revenues increased 12 percent to $3.2 billion reflecting strong client engagement in holistic financial planning and advice relationships. Strong wrap net inflows and market appreciation contributed to growth in fee-based revenues, while increased sales in annuity products and brokerage transactions drove strong transactional activity.
Adjusted operating expenses increased 11 percent to $2.2 billion, primarily driven by consistent growth in advisor productivity. General and administrative expenses were in line with expectations, up 6 percent to $464 million, primarily driven by volume- and growth-related expenses, offset by strong expense discipline. Full year G&A expenses increased 5 percent, in line with our prior guidance.
Performance metrics were strong across all measures, reflecting the strength of the Ameriprise client experience and the company’s focus on helping advisors drive productivity growth through industry-leading tools, solutions and support.
•Total client assets grew 13 percent to a record high of $1.2 trillion, with strong client flows of $13.3 billion, representing a 4.7 percent annualized flow rate.
•Wrap assets increased 17 percent to a record high of $670 billion, with $12.1 billion of net inflows in the quarter, representing a 7.4 percent annualized flow rate.
•Adjusted operating net revenue per advisor on a trailing 12-month basis reached a new high of $1.1 million, up 8 percent from enhanced productivity.
•Experienced advisor recruiting remained strong with 91 experienced advisors moving their practices to Ameriprise in the quarter.
•Transactional activity increased 5 percent compared to the prior year.
•Cash sweep balances increased to $29.9 billion compared to $27.1 billion in the prior quarter.
•Bank assets grew 7 percent to $25.3 billion, providing sustainable net investment income in this forecasted lower rate environment.

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
	Quarter Ended December 31,		% Better/ (Worse)
(in millions, unaudited)	2025	2024
Adjusted operating net revenues	$1,039	$930	12%

Distribution expenses	265	253	(5)%
Amortization of deferred acquisition costs	2	2	—%
Interest and debt expense	3	2	(50)%
General and administrative expenses	476	422	(13)%
Adjusted operating expenses	746	679	(10)%
Pretax adjusted operating earnings	$293	$251	17%

Net pretax adjusted operating margin (1)	40.4%	39.0%

	Quarter Ended December 31,		% Better/ (Worse)
(in billions)	2025	2024
Assets Under Management and Advisement (2)	$721	$681	6%

Net Flows
Global Retail net AUM flows, ex. legacy insurance partners	$3.1	$5.7	(46)%
Model delivery AUA flows (2)	1.1	0.4	NM
Total retail net AUM flows and model delivery AUA flows (2)	4.2	6.1	(31)%

Global Institutional net AUM flows, ex. legacy insurance partners	(0.9)	(3.9)	77%

Legacy insurance partners AUM flows	(1.4)	(0.9)	(42)%

Total Net AUM and AUA flows (2)	$1.9	$1.3	48%

(1) See reconciliation on page 13.
(2) Model Delivery Assets Under Advisement are presented on a one-quarter lag. Flows are estimated based on the period-to-period change in assets less calculated performance based on strategy returns. Q4’25 includes $1.0 billion of inflows from an institutional client.

Asset Management adjusted operating net revenues were $1.0 billion. Pretax adjusted operating earnings increased 17 percent to $293 million reflecting asset growth, strong performance fees and the positive impact from expense management actions. Net pretax adjusted operating margin improved 140 basis points to 40 percent. The underlying fee rate remained stable.

Adjusted operating expenses increased 10 percent. General and administrative expenses increased 13 percent driven by higher performance fee compensation and the impact of foreign exchange translation.

Assets under management and advisement increased 6 percent to $721 billion. Investment performance remained strong across all time periods, most notably with more than 80 percent of retail funds above median versus peers on an asset-weighted basis for 3- and 10-year time periods. In addition, there were 103 funds globally earning four- or five-star ratings from Morningstar.

Net inflows were $1.9 billion, reflecting an improvement in institutional and model delivery flows.
•Retail and model delivery net inflows were $4.2 billion. Results reflected inflows in model delivery and reinvested dividends.
•Institutional net outflows improved to $0.9 billion, driven by higher gross sales globally and lower redemptions in North America.
•Outflows related to legacy insurance partners were $1.4 billion.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
	Quarter Ended December 31,		% Better/ (Worse)
(in millions, unaudited)	2025	2024
Adjusted operating net revenues	$991	$960	3%
Adjusted operating expenses	791	747	(6)%
Pretax adjusted operating earnings	$200	$213	(6)%

NM Not Meaningful - variance equal to or greater than 100%

Retirement & Protection Solutions pretax adjusted operating earnings were $200 million. Results in the quarter were impacted by the timing of certain general and administrative expenses, as well as higher life claim expenses than the prior year period.

Retirement & Protection Solutions sales increased 6 percent to $1.5 billion, with continued strong client demand for structured variable annuities, variable annuities without living benefit riders and variable universal life insurance.

These high-quality books of business continued to generate strong free cash flow with excellent risk-adjusted returns and are an important contributor to our diversified business model.

Ameriprise Financial, Inc.
Corporate & Other Segment Adjusted Operating Results
	Quarter Ended December 31,		% Better/ (Worse)
(in millions, unaudited)	2025	2024
Corporate & Other	$(80)	$(106)	25%
Closed Blocks (1)	(4)	14	NM
Pretax adjusted operating earnings/(loss)	$(84)	$(92)	9%

Long Term Care	$3	$21	(86)%
Fixed Annuities	(7)	(7)	—%
Pretax adjusted operating earnings/(loss)	$(4)	$14	NM

(1) Long Term Care and Fixed Annuities.
NM Not Meaningful - variance equal to or greater than 100%

Corporate & Other, excluding Closed Blocks pretax adjusted operating loss was $80 million.

Long Term Care pretax adjusted operating earnings were $3 million in the quarter and $28 million for the full year excluding unlocking. Results in the prior year quarter reflected higher closed claims and recognition of new premium rate increases.

Fixed Annuities pretax adjusted operating loss was $7 million.

Taxes
The operating effective tax rate was 21.9 percent for the fourth quarter and 20.9 percent for the full year.

Contacts

Investor Relations: Media Relations:

Stephanie M. Rabe Paul W. Johnson
Ameriprise Financial Ameriprise Financial
(612) 671-4085 (612) 671-0625
stephanie.m.rabe@ampf.com paul.w.johnson@ampf.com

About Ameriprise Financial

At Ameriprise Financial, we have been helping people feel confident about their financial future for more than 130 years. With extensive investment advice, global asset management capabilities and insurance solutions, and a nationwide network of more than 10,000 financial advisors, we have the strength and expertise to serve the full range of individual and institutional investors' financial needs.

Ameriprise Financial Services, LLC offers financial planning services, investments, insurance and annuity products. Columbia Funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA and managed by Columbia Management Investment Advisers, LLC. Threadneedle International Limited, Columbia Threadneedle Asset Managers Limited, Columbia Threadneedle (EM) Investments Limited, and Pyrford International Ltd, are SEC- and FCA-registered investment adviser affiliates of Columbia Management Investment Advisers, LLC based in the U.K. RiverSource insurance and annuity products are issued by RiverSource Life Insurance Company, and in New York only by RiverSource Life Insurance Co. of New York, Albany, New York. Only RiverSource Life Insurance Co. of New York is authorized to sell insurance and annuity products in the state of New York. These companies are part of Ameriprise Financial, Inc. CA License #0684538. RiverSource Distributors, Inc. (Distributor), Member FINRA.

Non-GAAP Financial Measures

The company believes the presentation of adjusted operating measures and other non-GAAP financial measures, and the corresponding ratios, best represents the underlying performance of our core operations and facilitates a more meaningful trend analysis without the distortion of various adjustment items. Management uses non-GAAP financial measures to evaluate our financial performance on a basis comparable to that used by some securities analysts and investors and to provide a valuable perspective for investors. These non-GAAP financial measures are taken into consideration, to varying degrees, for purposes of business planning and analysis and for certain compensation-related matters. Non-GAAP financial measures are intended to supplement investors’ understanding of our performance and should not be considered alternatives for financial measures presented in accordance with GAAP. These measures are discussed in more detail below and may not be comparable to other companies’ similarly titled non-GAAP financial measures. Non-GAAP financial measure reconciliations can be found on the subsequent pages.

Forward-Looking Statements

This news release contains forward-looking statements that reflect management’s plans, estimates and beliefs. Actual results could differ materially from those described in these forward-looking statements. Examples of such forward-looking statements include:
•statements of the company’s plans, intentions, positioning, expectations, objectives or goals, including those relating to asset flows, mass affluent and affluent client acquisition strategy, client retention and growth of our client base, financial advisor productivity, retention, recruiting and enrollments, the introduction, cessation, terms or pricing of new or existing products and services, general and administrative costs, net pretax adjusted operating margin, consolidated tax rate, return of capital to shareholders, and excess capital position and financial flexibility to capture additional growth opportunities;
•other statements about future economic performance, the performance of equity markets and interest rate forecasts or variations, and the economic performance of the United States and of global markets; and
•statements of assumptions underlying such statements.

The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” “on track,” “project,” ”continue,” “able to remain”, “resume,” “deliver,” “develop,” “evolve,” “drive,” ”enable,” “flexibility,” “commitment,” “scenario,” “case,” “appear,” “expands” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Management cautions readers to carefully consider the risks described in the “Risk Factors” discussion under Part 1, Item 1A of and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2024 available at ir.ameriprise.com. Management undertakes no obligation to update publicly or revise any forward-looking statements.

The financial results discussed in this news release represent past performance only, which may not be used to predict or project future results. The financial results and values presented in this news release are based upon asset valuations that represent estimates as of the date of this news release and may be revised in the company’s Form 10-K for the period ended December 31, 2025.

Ameriprise Financial announces financial and other information to investors through the company’s investor relations website at ir.ameriprise.com, as well as SEC filings, press releases, public conference calls and webcasts. Investors and others interested in the company are encouraged to visit the investor relations website from time to time, as information is updated and new information is posted. The website also allows users to sign up for automatic notifications in the event new materials are posted. The information found on the website is not incorporated by reference into this release or in any other report or document the company furnishes or files with the SEC.

Credential Sources

TIME magazine partnered with Statista to recognize America’s Most Iconic Companies, chosen based on an independent survey of roughly 10,000 participants. Ameriprise Financial, Inc. was the highest ranked diversified financial services firm in the ranking and its overall ranking was #48 out of 250 companies across all industry sectors. Eligible companies (founded and headquartered in the United States, with a market presence of at least 10 years.) were evaluated from July to August 2025, across several key categories: Recognition and familiarity, cultural significance and impact, emotional connection, resilience, Americanness, presence and legacy. Ameriprise did not pay a fee to be evaluated, but did pay a fee to publicly cite the results. Find more information at https://time.com/7339929/americas-most-iconic-companies/.

The Wall Street Journal partnered with the Drucker Institute to recognize the 250 Best-Managed Companies in the U.S., which is based on a holistic measure of corporate effectiveness developed by the Drucker Institute. Nearly 700 U.S. companies were evaluated on 34 indicators across five dimensions of corporate performance: Customer satisfaction; employee engagement and development; innovation; social responsibility; and financial strength. All data collected was the most current available as of June 30, 2025. Ameriprise did not pay a fee to be evaluated, but did pay a fee to publicly cite the results. Used with permission. ©2025 Dow Jones & Company, Inc. Find more information at https://drucker.institute/annual-data/methodology-2025-2/.

Ameriprise Financial, Inc.
Consolidated GAAP Results
(in millions, except per share amounts, unaudited)	4 Qtr 2025	4 Qtr 2024	% Better/ (Worse)	3 Qtr 2025	% Better/ (Worse)
Revenues
Management and financial advice fees	$3,096	$2,715	14%	$2,811	10%
Distribution fees	554	536	3%	539	3%
Net investment income	891	892	—%	920	(3)%
Premiums, policy and contract charges	373	379	(2)%	493	(24)%
Other revenues	133	127	5%	130	2%
Total revenues	5,047	4,649	9%	4,893	3%
Banking and deposit interest expense	87	148	41%	102	15%
Total net revenues	4,960	4,501	10%	4,791	4%

Expenses
Distribution expenses	1,819	1,616	(13)%	1,714	(6)%
Interest credited to fixed accounts	109	181	40%	141	23%
Benefits, claims, losses and settlement expenses	322	243	(33)%	343	6%
Remeasurement (gains) losses of future policy benefit reserves	1	(10)	NM	22	95%
Change in fair value of market risk benefits	215	(30)	NM	302	29%
Amortization of deferred acquisition costs	61	61	—%	60	(2)%
Interest and debt expense	80	77	(4)%	84	5%
General and administrative expense	1,061	1,011	(5)%	951	(12)%
Total expenses	3,668	3,149	(16)%	3,617	(1)%

Pretax income	1,292	1,352	(4)%	1,174	10%
Income tax provision	284	281	(1)%	262	(8)%
Net income	$1,008	$1,071	(6)%	$912	11%

Earnings per share
Basic earnings per share	$10.63	$10.80		$9.47
Earnings per diluted share	$10.47	$10.58		$9.33

Weighted average common shares outstanding
Basic	94.8	99.2		96.3
Diluted	96.3	101.2		97.8

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Consolidated Highlights and Capital Summary
(in millions unless otherwise noted, unaudited)	4 Qtr 2025	4 Qtr 2024	% Better/ (Worse)	3 Qtr 2025	% Better/ (Worse)

Assets Under Management, Administration and Advisement
Advice & Wealth Management AUM	$666,437	$570,064	17%	$646,382	3%
Asset Management AUM	678,105	644,913	5%	674,720	1%
Corporate AUM	906	568	60%	774	17%
Eliminations	(47,630)	(44,769)	(6)%	(47,812)	—%
Assets Under Management	1,297,818	1,170,776	11%	1,274,064	2%
Assets Under Administration	355,503	317,160	12%	347,923	2%
Assets Under Advisement (net of eliminations) (1)	40,830	34,017	20%	37,522	9%
Total Assets Under Management, Administration and Advisement	$1,694,151	$1,521,953	11%	$1,659,509	2%

S&P 500
Daily average	6,776	5,911	15%	6,427	5%
Period end	6,846	5,882	16%	6,688	2%

Weighted Equity Index (WEI) (2)
Daily average	4,265	3,718	15%	4,055	5%
Period end	4,317	3,676	17%	4,210	3%

Common shares
Beginning balance	93.1	97.2	(4)%	94.4	(1)%
Repurchases	(1.8)	(1.1)	(64)%	(1.4)	(29)%
Issuances	—	0.2	NM	0.2	NM
Other	—	(0.1)	NM	(0.1)	NM
Total common shares outstanding	91.3	96.2	(5)%	93.1	(2)%
Restricted stock units	2.4	2.5	(4)%	2.4	—%
Total basic common shares outstanding	93.7	98.7	(5)%	95.5	(2)%
Total potentially dilutive shares	1.5	1.9	(21)%	1.5	—%
Total diluted shares	95.2	100.6	(5)%	97.0	(2)%

Capital Returned to Shareholders
Dividends paid	$153	$149	3%	$155	(1)%
Common stock share repurchases	897	619	45%	687	31%
Total Capital Returned to Shareholders	$1,050	$768	37%	$842	25%

(1) Assets reported on a one quarter lag.
(2) Weighted Equity Index is an Ameriprise calculated proxy for equity market movements calculated using a weighted average of the S&P 500, Russell 2000, Russell Midcap and MSCI EAFE indices based on North America distributed equity assets.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
(in millions, unaudited)	4 Qtr 2025	4 Qtr 2024	% Better/ (Worse)	3 Qtr 2025	% Better/ (Worse)

Revenues
Management and financial advice fees:
Advisory fees	$1,785	$1,519	18%	$1,664	7%
Financial planning fees	146	137	7%	120	22%
Transaction and other fees	98	97	1%	102	(4)%
Total management and financial advice fees	2,029	1,753	16%	1,886	8%
Distribution fees:
Mutual funds	237	217	9%	227	4%
Insurance and annuity	275	264	4%	268	3%
Off-Balance sheet brokerage cash	20	32	(38)%	21	(5)%
Other products	130	120	8%	126	3%
Total distribution fees	662	633	5%	642	3%
Net investment income	475	521	(9)%	485	(2)%
Other revenues	83	75	11%	79	5%
Total revenues	3,249	2,982	9%	3,092	5%
Banking and deposit interest expense	87	148	41%	102	15%
Adjusted operating total net revenues	3,162	2,834	12%	2,990	6%

Expenses
Distribution expenses	1,757	1,563	(12)%	1,656	(6)%
Interest and debt expense	15	10	(50)%	14	(7)%
General and administrative expense	464	438	(6)%	439	(6)%
Adjusted operating expenses	2,236	2,011	(11)%	2,109	(6)%
Pretax adjusted operating earnings	$926	$823	13%	$881	5%

Pretax adjusted operating margin	29.3%	29.0%		29.5%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Operating Metrics
(in millions unless otherwise noted, unaudited)	4 Qtr 2025	4 Qtr 2024	% Better/ (Worse)	3 Qtr 2025	% Better/ (Worse)
AWM Total Client Assets	$1,165,367	$1,028,943	13%	$1,138,392	2%

Total Client Flows	$13,335	$11,261	18%	$3,442	NM

Total Wrap Accounts
Beginning assets	$650,302	$569,054	14%	$615,189	6%
Net flows	12,052	11,073	9%	4,769	NM
Market appreciation (depreciation) and other	8,007	(6,246)	NM	30,344	(74)%
Total wrap ending assets	$670,361	$573,881	17%	$650,302	3%

Advisory wrap account assets ending balance (1)	$664,427	$568,348	17%	$644,436	3%

AWM Cash Balances
On-balance sheet (Net Investment Income)
On-balance sheet - bank	$23,663	$22,307	6%	$22,593	5%
On-balance sheet - certificate	8,155	11,213	(27)%	8,936	(9)%
On-balance sheet - broker dealer	1,948	2,334	(17)%	2,119	(8)%
Total on-balance sheet	33,766	35,854	(6)%	33,648	—%
Off-balance sheet (Distribution Fees)
Off-balance sheet - broker dealer	5,147	5,793	(11)%	3,216	60%
Total AWM Cash Balances	$38,913	$41,647	(7)%	$36,864	6%

Bank - Net Investment Income
Average interest-bearing assets	$24,663	$23,789	4%	$23,986	3%
Gross fee yield (2)	4.61%	4.64%		4.67%

Certificates - Net Investment Income
Average interest-bearing assets	$9,087	$12,417	(27)%	$10,038	(9)%
Gross fee yield (2)	4.83%	5.31%		5.00%

Other - Net Investment Income
Average interest-bearing assets	$5,371	$5,348	—%	$5,176	4%
Gross fee yield (2)	5.72%	5.74%		5.90%

Off-balance sheet - broker dealer - Distribution Fees
Average balances	$3,580	$4,240	(16)%	$3,297	9%
Net fee yield	2.28%	3.02%		2.51%

(1) Advisory wrap account assets represent those assets for which clients receive advisory services and are the primary driver of revenue earned on wrap accounts. Clients may hold non-advisory investments in their wrap accounts that do not incur an advisory fee.

(2) Gross fee yield is calculated using amortized cost of investments. Prior to Q1 2025, it was calculated using fair value of investments. Prior periods have been restated to conform with current presentation.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
(in millions, unaudited)	4 Qtr 2025	4 Qtr 2024	% Better/ (Worse)	3 Qtr 2025	% Better/ (Worse)

Revenues
Management and financial advice fees:
Asset management fees:
Retail	$568	$540	5%	$557	2%
Institutional	266	194	37%	140	90%
Model delivery	26	22	18%	24	8%
Transaction and other fees	54	53	2%	52	4%
Revenue from other sources (1)	3	2	50%	2	50%
Total management and financial advice fees	917	811	13%	775	18%
Distribution fees:
Mutual funds	61	59	3%	58	5%
Insurance and annuity	40	40	—%	40	—%
Total distribution fees	101	99	2%	98	3%
Net investment income	15	15	—%	26	(42)%
Other revenues	6	5	20%	7	(14)%
Total revenues	1,039	930	12%	906	15%
Banking and deposit interest expense	—	—	—%	—	—%
Adjusted operating total net revenues	1,039	930	12%	906	15%

Expenses
Distribution expenses	265	253	(5)%	254	(4)%
Amortization of deferred acquisition costs	2	2	—%	2	—%
Interest and debt expense	3	2	(50)%	3	—%
General and administrative expense	476	422	(13)%	387	(23)%
Adjusted operating expenses	746	679	(10)%	646	(15)%
Pretax adjusted operating earnings	$293	$251	17%	$260	13%

Net Pretax Adjusted Operating Margin Reconciliation
Adjusted operating total net revenues	$1,039	$930	12%	$906	15%
Distribution pass through revenues	(208)	(201)	(3)%	(202)	(3)%
Subadvisory and other pass through revenues	(106)	(104)	(2)%	(112)	5%
Net adjusted operating revenues	725	625	16%	592	22%

Pretax adjusted operating earnings	$293	$251	17%	$260	13%
Adjusted operating net investment income	(15)	(15)	—%	(26)	42%
Amortization of intangibles	15	8	88%	15	—%
Net adjusted operating earnings	$293	$244	20%	$249	18%

Pretax adjusted operating margin	28.2%	27.0%		28.7%
Net pretax adjusted operating margin (2)	40.4%	39.0%		42.1%

Total Performance fees (3)
Performance fees	$120	$51	NM	$2	NM
General and administrative expense related to performance fees	77	32	NM	—	—%
Net performance fees	$43	$19	NM	$2	NM

(1) Includes revenue from separate accounts that qualify as investment contracts under insurance accounting standards.
(2) Calculated as net adjusted operating earnings as a percentage of net adjusted operating revenues.
(3) Performance fees do not include CLO incentive fees.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	4 Qtr 2025	4 Qtr 2024	% Better/ (Worse)	3 Qtr 2025	% Better/ (Worse)

Managed Assets Rollforward
Global Retail Funds
Beginning assets	$378,306	$362,419	4%	$361,696	5%
Inflows	13,585	15,227	(11)%	14,762	(8)%
Outflows	(19,733)	(17,807)	(11)%	(17,593)	(12)%
Net VP/VIT fund flows	(1,824)	(1,730)	(5)%	(1,760)	(4)%
Net new flows	(7,972)	(4,310)	(85)%	(4,591)	(74)%
Reinvested dividends	10,710	9,956	8%	1,684	NM
Net flows	2,738	5,646	(52)%	(2,907)	NM
Distributions	(11,770)	(11,086)	(6)%	(1,808)	NM
Market appreciation (depreciation) and other	8,608	436	NM	22,760	(62)%
Foreign currency translation (1)	141	(4,678)	NM	(1,435)	NM
Total ending assets	378,023	352,737	7%	378,306	—%
% of total retail assets sub-advised	13.2%	15.8%		13.2%

Global Institutional
Beginning assets	296,414	309,691	(4)%	292,528	1%
Inflows (2)	12,088	7,992	51%	9,156	32%
Outflows (2)	(13,950)	(12,727)	(10)%	(11,421)	(22)%
Net flows	(1,862)	(4,735)	61%	(2,265)	18%
Market appreciation (depreciation) and other (3)	5,237	(3,145)	NM	8,975	(42)%
Foreign currency translation (1)	293	(9,635)	NM	(2,824)	NM
Total ending assets	300,082	292,176	3%	296,414	1%

Total managed assets	$678,105	$644,913	5%	$674,720	1%

Total Assets Under Advisement (4)	42,925	35,616	21%	39,443	9%
Total Assets Under Management & Advisement	$721,030	$680,529	6%	$714,163	1%

Total AUM net flows	$876	$911	(4)%	$(5,172)	NM
Model delivery AUA flows (5)	1,085	412	NM	1,731	(37)%
Total AUM and AUA Flows (5)	$1,961	$1,323	48%	$(3,441)	NM

Legacy insurance partners flows	$(1,351)	$(950)	(42)%	$(903)	(50)%

(1) Amounts represent local currency to U.S. dollar translation for reporting purposes.
(2) Global Institutional inflows and outflows include net flows from our RiverSource Structured Annuity product and Ameriprise Bank, FSB.
(3) Included in Market appreciation (depreciation) and other for Global Institutional is the change in affiliated general account balance excluding net flows related to our Structured Annuity product and Ameriprise Bank, FSB.

(4) Assets are presented on a one-quarter lag.
(5) AUA flows are estimated flows based on the period-to-period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	4 Qtr 2025	4 Qtr 2024	% Better/ (Worse)	3 Qtr 2025	% Better/ (Worse)

Total Managed Assets by Type
Equity	$370,489	$342,963	8%	$368,610	1%
Fixed income	234,201	231,551	1%	234,682	—%
Money market	23,358	20,305	15%	21,545	8%
Alternative	29,659	30,872	(4)%	29,281	1%
Hybrid and other	20,398	19,222	6%	20,602	(1)%
Total managed assets by type	$678,105	$644,913	5%	$674,720	1%

Average Managed Assets by Type (1)
Equity	$370,584	$349,847	6%	$358,062	3%
Fixed income	234,022	238,137	(2)%	232,013	1%
Money market	21,567	20,535	5%	21,922	(2)%
Alternative	29,330	31,706	(7)%	28,644	2%
Hybrid and other	20,565	19,501	5%	20,106	2%
Total average managed assets by type	$676,068	$659,726	2%	$660,747	2%

(1) Average ending balances are calculated using the average of the prior period’s ending balance and all months in the current period.

Ameriprise Financial, Inc.
Asset Management Segment Performance Metrics
	4 Qtr 2025

Retail Fund Rankings in Top 2 Quartiles or Above Index Benchmark - Asset Weighted	1 year	3 year	5 year	10 year
Equity	70%	75%	76%	81%
Fixed Income	69%	89%	70%	84%
Asset Allocation	35%	88%	69%	88%

4- or 5-star Morningstar rated funds	Overall	3 year	5 year	10 year
Number of Rated Funds	103	73	75	83

Retail Fund performance rankings for each fund are measured on a consistent basis against the most appropriate peer group or index. Peer groupings of Columbia funds are defined by Lipper category and are based on the Primary Share Class (i.e., Institutional if available, otherwise Institutional 3 share class), net of fees. Peer groupings of Threadneedle are defined by either IA or Morningstar index and are based on Primary Share Class. Comparisons to Index are measured Gross of Fees.

To calculate asset weighted performance, the sum of the total assets of the funds with above median ranking are divided by total assets of all funds. Funds with more assets will receive a greater share of the total percentage above or below median.

Aggregated Asset Allocation Funds may include funds that invest in other Columbia or Threadneedle branded mutual funds included in both equity and fixed income.

Morningstar as of 12/31/25. Columbia funds are available for purchase by U.S. customers. Out of 89 Columbia funds rated (based on primary share class), 47 received a 4-star Overall Rating. Out of 128 Threadneedle funds rated (based on highest-rated share class), 12 received a 5-star Overall Rating and 44 received a 4-star Overall Rating. The Overall Morningstar Rating is derived from a weighted average of the performance figures associated with its 3-, 5- and 10-year (if applicable) Morningstar Rating metrics. Not all funds are available in all jurisdictions, to all investors or through all firms.

© 2025 Morningstar. All rights reserved. The Morningstar information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
(in millions, unaudited)	4 Qtr 2025	4 Qtr 2024	% Better/ (Worse)	3 Qtr 2025	% Better/ (Worse)

Revenues
Management and financial advice fees	$194	$194	—%	$192	1%
Distribution fees	107	108	(1)%	105	2%
Net investment income	332	290	14%	326	2%
Premiums, policy and contract charges	357	367	(3)%	479	(25)%
Other revenues	1	1	—%	—	—%
Total revenues	991	960	3%	1,102	(10)%
Banking and deposit interest expense	—	—	—%	—	—%
Adjusted operating total net revenues	991	960	3%	1,102	(10)%

Expenses
Distribution expenses	137	131	(5)%	134	(2)%
Interest credited to fixed accounts	93	91	(2)%	95	2%
Benefits, claims, losses and settlement expenses	237	224	(6)%	256	7%
Remeasurement (gains) losses of future policy benefit reserves	(5)	(4)	25%	(9)	(44)%
Change in fair value of market risk benefits	173	156	(11)%	257	33%
Amortization of deferred acquisition costs	58	56	(4)%	56	(4)%
Interest and debt expense	10	10	—%	11	9%
General and administrative expense	88	83	(6)%	85	(4)%
Adjusted operating expenses	791	747	(6)%	885	11%
Pretax adjusted operating earnings	$200	$213	(6)%	$217	(8)%

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Operating Metrics
(in millions, unaudited)	4 Qtr 2025	4 Qtr 2024	% Better/ (Worse)	3 Qtr 2025	% Better/ (Worse)

Variable Annuities Rollforwards
Beginning balance	$90,950	$87,653	4%	$87,840	4%
Deposits	1,305	1,237	5%	1,256	4%
Withdrawals and terminations	(2,568)	(2,315)	(11)%	(2,387)	(8)%
Net flows	(1,263)	(1,078)	(17)%	(1,131)	(12)%
Investment performance and interest credited	1,609	(828)	NM	4,241	(62)%
Total ending balance - contract accumulation values	$91,296	$85,747	6%	$90,950	—%

Variable annuities fixed sub-accounts	$3,391	$3,727	(9)%	$3,493	(3)%

Life Insurance In Force	$197,479	$198,123	—%	$197,593	—%

Net Amount at Risk (Life)	$37,167	$38,025	(2)%	$37,241	—%

Net Policyholder Reserves
VUL/UL	$17,377	$15,951	9%	$17,144	1%
Term and whole life	166	169	(2)%	168	(1)%
Disability insurance	446	472	(6)%	457	(2)%
Other insurance	481	505	(5)%	488	(1)%
Total net policyholder reserves	$18,470	$17,097	8%	$18,257	1%

DAC Ending Balances
Variable Annuities DAC	$1,639	$1,677	(2)%	$1,646	—%
Life and Health DAC	$945	$955	(1)%	$946	—%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results
(in millions, unaudited)	4 Qtr 2025	4 Qtr 2024	% Better/ (Worse)	3 Qtr 2025	% Better/ (Worse)

Corporate Excluding Long Term Care and Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	—%	$—	—%
Distribution fees	—	—	—%	—	—%
Net investment income	(7)	(9)	22%	(7)	—%
Premiums, policy and contract charges	—	—	—%	—	—%
Other revenues	4	3	33%	2	NM
Total revenues	(3)	(6)	50%	(5)	40%
Banking and deposit interest expense	8	8	—%	9	11%
Adjusted operating total net revenues	(11)	(14)	21%	(14)	21%

Expenses
Distribution expenses	—	—	—%	—	—%
Interest credited to fixed accounts	—	—	—%	—	—%
Benefits, claims, losses and settlement expenses	—	—	—%	—	—%
Remeasurement (gains) losses of future policy benefit reserves	—	—	—%	—	—%
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	—	—	—%	—	—%
Interest and debt expense	21	23	9%	23	9%
General and administrative expense	48	69	30%	50	4%
Adjusted operating expenses	69	92	25%	73	5%
Pretax adjusted operating earnings (loss)	$(80)	$(106)	25%	$(87)	8%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	4 Qtr 2025	4 Qtr 2024	% Better/ (Worse)	3 Qtr 2025	% Better/ (Worse)

Long Term Care Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	—%	$—	—%
Distribution fees	—	—	—%	—	—%
Net investment income	44	46	(4)%	47	(6)%
Premiums, policy and contract charges	23	24	(4)%	22	5%
Other revenues	—	—	—%	—	—%
Total revenues	67	70	(4)%	69	(3)%
Banking and deposit interest expense	—	(1)	NM	—	—%
Adjusted operating total net revenues	67	71	(6)%	69	(3)%

Expenses
Distribution expenses	(4)	(3)	33%	(2)	NM
Interest credited to fixed accounts	—	—	—%	—	—%
Benefits, claims, losses and settlement expenses	53	52	(2)%	53	—%
Remeasurement (gains) losses of future policy benefit reserves	6	(6)	NM	31	81%
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	—	—	—%	—	—%
Interest and debt expense	2	1	NM	4	50%
General and administrative expense	7	6	(17)%	5	(40)%
Adjusted operating expenses	64	50	(28)%	91	30%
Pretax adjusted operating earnings (loss)	$3	$21	(86)%	$(22)	NM

Long Term Care Policyholder Reserves, net of reinsurance	$2,632	$2,539	4%	$2,643	—%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results
(in millions, unaudited)	4 Qtr 2025	4 Qtr 2024	% Better/ (Worse)	3 Qtr 2025	% Better/ (Worse)

Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	—%	$—	—%
Distribution fees	—	1	NM	—	—%
Net investment income	8	8	—%	7	14%
Premiums, policy and contract charges	—	—	—%	—	—%
Other revenues	39	42	(7)%	42	(7)%
Total revenues	47	51	(8)%	49	(4)%
Banking and deposit interest expense	—	1	NM	—	—%
Adjusted operating total net revenues	47	50	(6)%	49	(4)%

Expenses
Distribution expenses	—	—	—%	—	—%
Interest credited to fixed accounts	49	52	6%	51	4%
Benefits, claims, losses and settlement expenses	—	(1)	NM	—	—%
Remeasurement (gains) losses of future policy benefit reserves	—	—	—%	—	—%
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	1	3	67%	2	50%
Interest and debt expense	1	1	—%	—	—%
General and administrative expense	3	2	(50)%	3	—%
Adjusted operating expenses	54	57	5%	56	4%
Pretax adjusted operating earnings (loss)	$(7)	$(7)	—%	$(7)	—%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Eliminations (1) Adjusted Operating Results
(in millions, unaudited)	4 Qtr 2025	4 Qtr 2024	% Better/ (Worse)	3 Qtr 2025	% Better/ (Worse)

Revenues
Management and financial advice fees	$(42)	$(41)	(2)%	$(41)	(2)%
Distribution fees	(316)	(305)	(4)%	(306)	(3)%
Net investment income	(20)	(21)	5%	(23)	13%
Premiums, policy and contract charges	(9)	(8)	(13)%	(8)	(13)%
Other revenues	—	(1)	NM	—	—%
Total revenues	(387)	(376)	(3)%	(378)	(2)%
Banking and deposit interest expense	(8)	(8)	—%	(9)	(11)%
Adjusted operating total net revenues	(379)	(368)	(3)%	(369)	(3)%

Expenses
Distribution expenses	(337)	(328)	3%	(327)	3%
Interest credited to fixed accounts	—	—	—%	—	—%
Benefits, claims, losses and settlement expenses	(4)	(8)	(50)%	(8)	(50)%
Remeasurement (gains) losses of future policy benefit reserves	—	—	—%	—	—%
Change in fair value of market risk benefits	—	—	—%	—	—%
Amortization of deferred acquisition costs	—	—	—%	—	—%
Interest and debt expense	(12)	(12)	—%	(15)	(20)%
General and administrative expense	(26)	(20)	30%	(19)	37%
Adjusted operating expenses	(379)	(368)	3%	(369)	3%
Pretax adjusted operating earnings (loss)	$—	$—	—%	$—	—%

(1) The majority of the amounts represent the impact of inter-segment transfer pricing for both revenues and expenses.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Capital Information
(in millions, unaudited)	December 31, 2025	December 31, 2024	September 30, 2025

Long-term Debt Summary
Senior notes	$3,100	$2,850	$3,100
Finance lease liabilities	—	9	1
Other (1)	(23)	(17)	(24)
Total Ameriprise Financial long-term debt	3,077	2,842	3,077
Non-recourse debt of consolidated investment entities	2,585	2,429	2,607
Total long-term debt	$5,662	$5,271	$5,684

Total Ameriprise Financial long-term debt	$3,077	$2,842	$3,077
Finance lease liabilities	—	(9)	(1)
Other (1)	23	17	24
Total Ameriprise Financial long-term debt excluding finance lease liabilities and other	$3,100	$2,850	$3,100

Total equity (2)	$6,549	$5,228	$6,455
Equity of consolidated investment entities	(1)	(1)	(1)
Total equity excluding CIEs	$6,548	$5,227	$6,454

Total Ameriprise Financial capital	$9,626	$8,070	$9,532
Total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs	$9,648	$8,077	$9,554

Debt to capital
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital	32.0%	35.2%	32.3%
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs (2)	32.1%	35.3%	32.4%

(1) Includes adjustments for net unamortized discounts, debt issuance costs and other lease obligations.
(2) Includes accumulated other comprehensive income, net of tax.

Ameriprise Financial, Inc.
Consolidated Balance Sheets
(in millions, unaudited)	December 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$9,953	$8,149
Cash of consolidated investment entities	150	373
Investments	58,406	56,423
Investments of consolidated investment entities	2,618	2,387
Market risk benefits	2,274	2,182
Separate account assets	80,044	78,114
Receivables	14,920	14,472
Receivables of consolidated investment entities	30	31
Deferred acquisition costs	2,625	2,677
Restricted and segregated cash and investments	1,055	1,444
Other assets	18,829	15,149
Other assets of consolidated investment entities	—	2
Total Assets	$190,904	$181,403

Liabilities
Policyholder account balances, future policy benefits and claims	$46,498	$41,873
Market risk benefits	1,182	1,263
Separate account liabilities	80,044	78,114
Customer deposits	33,750	35,826
Short-term borrowings	200	201
Long-term debt	3,077	2,842
Debt of consolidated investment entities	2,585	2,429
Accounts payable and accrued expenses	2,982	2,704
Other liabilities	13,878	10,609
Other liabilities of consolidated investment entities	159	314
Total Liabilities	184,355	176,175

Equity
Ameriprise Financial
Common shares ($.01 par)	3	3
Additional paid-in capital	10,377	10,141
Retained earnings	27,662	24,713
Treasury stock	(30,601)	(27,721)
Accumulated other comprehensive income, net of tax	(892)	(1,908)
Total Equity	6,549	5,228
Total Liabilities and Equity	$190,904	$181,403

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Quarter Ended December 31,		% Better/ (Worse)	Per Diluted Share Quarter Ended December 31,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2025	2024		2025	2024
Net income	$1,008	$1,071	(6)%	$10.47	$10.58	(1)%
Adjustments:
Net realized investment gains (losses) (1)	1	(12)		0.01	(0.12)
Market impact on non-traditional long-duration products (1)	(43)	169		(0.44)	1.67
Net income (loss) attributable to consolidated investment entities	(1)	—		(0.01)	—
Tax effect of adjustments (2)	8	(33)		0.08	(0.33)
Adjusted operating earnings	$1,043	$947	10%	$10.83	$9.36	16%

Weighted average common shares outstanding:
Basic	94.8	99.2
Diluted	96.3	101.2

(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Year-to-date December 31,		% Better/ (Worse)	Per Diluted Share Year-to-date December 31,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2025	2024		2025	2024
Net income	$3,563	$3,401	5%	$36.28	$33.05	10%
Adjustments:
Net realized investment gains (losses) (1)	(8)	(21)		(0.08)	(0.20)
Market impact on non-traditional long-duration products (1)	(366)	(153)		(3.73)	(1.49)
Mean reversion-related impacts (1)	1	1		0.01	0.01
Net income (loss) attributable to consolidated investment entities	—	3		—	0.03
Tax effect of adjustments (2)	78	36		0.79	0.35
Adjusted operating earnings	$3,858	$3,535	9%	$39.29	$34.35	14%

Weighted average common shares outstanding:
Basic	96.7	101.0
Diluted	98.2	102.9

(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.

Ameriprise Financial, Inc.
Reconciliation Table: Pretax Adjusted Operating Earnings
	Quarter Ended December 31,
(in millions, unaudited)	2025	2024
Total net revenues	$4,960	$4,501
Adjustments:
Net realized investment gains (losses)	1	(12)
Market impact on non-traditional long-duration products	2	(3)
CIEs revenue	41	53
Adjusted operating total net revenues	$4,916	$4,463

Total expenses	$3,668	$3,149
Adjustments:
CIEs expenses	42	53
Market impact on non-traditional long-duration products	45	(172)
Adjusted operating expenses	$3,581	$3,268

Pretax income	$1,292	$1,352
Pretax adjusted operating earnings	$1,335	$1,195

Pretax income margin	26.0%	30.0%
Pretax adjusted operating margin	27.2%	26.8%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended December 31, 2024
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$1,352	$1,195
Income tax provision	$281	$248

Effective tax rate	20.8%	20.8%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended December 31, 2025
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$1,292	$1,335
Income tax provision	$284	$292

Effective tax rate	22.0%	21.9%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Year-to-date December 31, 2025
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$4,504	$4,877
Income tax provision	$941	$1,019

Effective tax rate	20.9%	20.9%

Ameriprise Financial, Inc.
Reconciliation Table: Long Term Care Adjusted Operating Earnings
Year-to-date December 31, 2025
(in millions, unaudited)	Long Term Care
Pretax adjusted operating earnings	$2
Unlocking	(26)
Pretax adjusted operating earnings, excluding unlocking	$28

Ameriprise Financial, Inc.
Reconciliation Table: Return on Equity (ROE) Excluding Accumulated Other Comprehensive Income “AOCI”
	Twelve Months Ended December 31,
(in millions, unaudited)	2025	2024
Net income	$3,563	$3,401
Less: Adjustments (1)	(295)	(134)
Adjusted operating earnings	$3,858	$3,535

Total Ameriprise Financial, Inc. shareholders’ equity	$5,948	$5,109
Less: Accumulated other comprehensive income, net of tax	(1,305)	(1,739)
Total Ameriprise Financial, Inc. shareholders’ equity excluding AOCI	7,253	6,848
Less: Equity impacts attributable to the consolidated investment entities	—	(3)
Adjusted operating equity	$7,253	$6,851

Return on equity excluding AOCI	49.1%	49.7%
Adjusted operating return on equity, excluding AOCI (2)	53.2%	51.6%

(1) Adjustments reflect the sum of after-tax net realized investment gains or losses, net of the reinsurance accrual; the market impact on non-traditional long-duration products (including variable and fixed deferred annuity contracts and UL insurance contracts), net of hedges and related reinsurance accrual; mean reversion related impacts; the market impact of hedges to offset interest rate and currency changes on unrealized gains or losses for certain investments; block transfer reinsurance transaction impacts; gain or loss on disposal of a business that is not considered discontinued operations; integration and restructuring charges; income (loss) from discontinued operations; and net income (loss) from consolidated investment entities. After-tax is calculated using the statutory tax rate of 21%.

(2) Adjusted operating return on equity, excluding AOCI is calculated using adjusted operating earnings in the numerator, and Ameriprise Financial shareholders’ equity, excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 21%.